UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Amendment No. 1

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

MEDITE CANCER DIAGNOSTICS, INC.

(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MEDITE CANCER DIAGNOSTICS, INC.

4203 SW 34th St.

Orlando, FL 32811

(407) 996-9630

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Holders of Common Stock of Medite Cancer Diagnostics, Inc.:

The accompanying Information Statement is being furnished to the holders of shares of the common and preferred stock of Medite Cancer Diagnostics, Inc., a Delaware corporation.  The Board of Directors (the “Board”) is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this Information Statement is to notify you of the following actions already approved by written consent of a majority of the voting stockholders and the Board:

•	to file a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Incorporation”) to decrease the Company’s authorized common stock, par value $0.001 per share (the “Common Stock”), from 3,500,000,000 shares to 35,000,000 shares, (the “Amendment”) and keep the authorized shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), unchanged.

The Amendment is more fully described in the accompanying Information Statement.  The written consent of a majority of the voting stockholders was in accordance with §228 of the Delaware General Corporation Law, our Certificate of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the stockholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing out stockholders of the action taken by the Written Consent before it becomes effective.   This information statement will be mailed on or about January 11, 2016, to stockholders of the Record Date.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT JANUARY 11, 2016.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

January 08, 2016	/s/ Michaela Ott
Michaela Ott Director and Chief Executive Officer

MEDITE CANCER DIAGNOSTICS, INC.

4203 SW 34th St.

Orlando, FL 32811

(480) 996-9630

INFORMATION STATEMENT

January 08, 2016

Action by Written Consent of Majority Stockholders

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

In this Information Statement we refer to Medite Cancer Diagnostics, Inc., a Delaware corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is furnished by the Board of Directors (the “Board”) of Medite Cancer Diagnostics, Inc., a Delaware corporation, to inform the stockholders of actions already approved by written consent (the “Written Consent”) as of December 9, 2015 (the “Record Date”) by a majority stockholders entitled to vote (the “Majority Voting Stockholders”).  As of the Record Date, the Majority Voting Stockholders of record held 16,675,245 shares of our common stock, par value $0.001 per share (the “Common Stock”). As a result, the Majority Voting Stockholders holdings represent approximately 79.2% of the total stockholder voting power as of the Record Date.

Action by Written Consent

The following actions were approved by the written consent of the holders of a majority of our outstanding voting stock as of the Record Date, which we refer to as the Written Consent, in lieu of a special meeting:

●	Filing of the Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Incorporation”) to decrease the Company’s authorized Common Stock from 3,500,000,000 shares to 35,000,000 shares.

The Amendment is more fully described in the accompanying Information Statement.  The Written Consent was in accordance with the §228 of the Delaware General Corporation Law, our Certificate of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the stockholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our stockholders of the action taken by the Written Consent before it becomes effective.   This information statement will be mailed on or about January 11, 2016, to stockholders of the Record Date.

Pursuant to the Written Consent on December 9, 2015, the Majority Voting Stockholders approved the Amendment to decrease the authorized Common Stock of the Company from 3,500,000,000 to 35,000,000 shares of Common Stock (the “Action”).

The Action was unanimously approved by our Board of Directors on December 9, 2015.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board and the Majority Voting Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our stockholders of certain corporate actions taken by the Majority Voting Stockholders pursuant to the Written Consent.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Action as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Voting Stockholders to reduce the costs and implement the Action in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Action?

The affirmative vote of Majority Voting Stockholders of the Company on the Record Date is required for approval of the Action.

Do I have appraisal rights?

Neither §228 of the Delaware General Corporation Law nor our Certificate of Incorporation or bylaws provide our stockholders with appraisal rights in connection with the Action discussed in this Information Statement.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Voting Stockholders.

AMENDMENT TO CERTIFICATE OF INCORPORATION TO DECREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 3,500,000,000 SHARES TO 35,000,000 SHARES

The Company’s Certificate of Incorporation authorized the issuance of 3,500,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. On December 9, 2015, the Board of Directors of the Company approved the Certificate of Amendment of our Certificate of Incorporation, which is attached hereto as Exhibit A, to decrease the amount of authorized Common Stock of the Company from 3,500,000,000 shares to 35,000,000 shares of Common Stock.

The Board will file the Amendment with the Secretary of State of Delaware. The decrease in our authorized Common Stock will become effective on the date of filing.

Reason for Decrease in Authorized Shares

The general purpose and effect of the amendment to the Company’s Certificate of Incorporation in authorizing 35,000,000 shares of Common Stock is to facilitate various financing agreements in the future to enable the Company to continue its current business operations.

Reasons for and Effect of the Amendment

The Board believes that the Company’s stockholders may benefit from the decrease in the number of shares of Common Stock the Company is authorized to issue because potential investors could be wary of such a large number of authorized but unissued shares.  In addition, the decrease in the number of authorized shares of Common Stock could limit some anti-takeover strategies that could be implemented, as the number of shares of Common Stock that are issuable would be decreased which would limit the Company’s ability to issue additional shares of Common Stock and thereby dilute the ownership or voting rights of persons seeking to obtain control of the Company.

This decrease in our authorized common shares will have no material effect on the rights of existing stockholders, since it will not change the percentage of ownership of the Company of any stockholder. Moreover, the adoption of the Action will not of itself without further action of our Board cause or result in any changes in our current capital accounts or outstanding Common Stock.

Although we are reducing the authorized but unissued shares of Common Stock compared to outstanding shares of Common Stock due to these Actions, there remains the potential that such Actions could continue to have an anti-takeover effect, such as permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose stockholder efforts to amend or repeal the Certificate of Incorporation or Bylaws of the Company. Using available authorized shares in this manner could render more difficult or discourage an attempt to acquire control of the Company even if such a transaction would be beneficial to stockholders.

The Board is not aware of any such actual or contemplated takeover attempt.  Currently, we have no definitive plans or arrangements to issue any such shares, although the Company evaluates from time to time potential transactions that may result in the issuance of shares. Any such use or issuance of our shares would be regardless of whether the Amendment is effectuated.

Dissenter’s Rights of Appraisal

Neither of §228 of the Delaware General Corporation Law nor our Certificate of Incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with the Action discussed in this Information Statement

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As disclosed under the section entitled “Action to be Taken”, the Board, consisting of Michaela Ott, Michael Ott, Robert F. McCullough, Alexander M. Milley, John Abeles, M.D. and Augusto Ocana, approved the Amendment, and Michaela Ott, Michael Ott and Robert F. McCullough, the Majority Voting Stockholders of the Company further approved the Amendment.

Except the foregoing and disclosed elsewhere in this Information Statement, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	Any director or officer of our corporation;

2.	Any proposed nominee for election as a director of our corporation; and

3.	Any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officer are listed below in the section entitled "Principal Stockholders and Security Ownership of Management".  To our knowledge, the directors have not advised that they intend to oppose the Amendments, as more particularly described herein.

OUTSTANDING VOTING SECURITIES

As of the date of the Record Date, we are currently authorized to issue 3,500,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”). As of the close of business on the Record Date, there were 21,055,800 shares of Common Stock, 47,250 shares of Series A Convertible Preferred Stock, 93,750 shares of Series B Convertible Preferred Stock, 38,333 shares of Series C Convertible Preferred Stock, and 19,022 shares of Series E Convertible Preferred Stock (Series E Stock) issued and outstanding. The affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of our Common Stock is necessary to approve the amendment to our Certificate of Incorporation. The requisite stockholder approval of the amendment was obtained on December 9, 2014.

§228 of the Delaware General Corporation Law provides in substance that unless the Company’s Certificate of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of December 9, 2015 for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of Common Stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of December 9, 2015. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of December 9, 2015 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the Company at the address of: 4203 SW 34th St., Orlando, Florida 32811.

	Amount and Nature of		Percent
Name and Address of Beneficial Owner	Beneficial Ownership (1)		of Class

Michaela Ott	7,500,000		35.6%

Michael Ott	7,500,000		35.6%

Robert F. McCullough	1.676,907	(2)	7.9%

Augusto Ocana	124,422		*

Alexander M. Milley	46,530	(3)	*

John H. Abeles, M.D.	126,256	(4)	*

Dr. Zhongxi Zheng	1,086,250		5.2%

All current directors and executive officers as a group (6 persons)	18,060,365		85.8%

•	Less than one percent

(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of December 9, 2015 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person. There were 21,055,800 shares of Common Stock outstanding as of the close of business on December 9, 2015.

(2)	Includes an aggregate 1,662 shares owned by various trusts of which Mr. McCullough is trustee as follows: MJM Educational Trust (150) shares, PFM Educational Trust (150 shares), CDM Educational Trust (150) shares and the MPC Trust (1,212 shares).

(3)	Includes: (i) 67,756 shares owned by Northlea Partners, Ltd., of which Dr. Abeles is General Partner; and (ii) 1000 shares of Common Stock awarded in 2009 that have not yet been issued. Dr. Abeles disclaims beneficial ownership of all shares owned by, or issuable to, Northlea Partners except shares attributable to his 1% interest in Northlea Partners as General Partner.

(4)	Includes: (i) 1,496 shares held by Azimuth Corporation, of which Mr. Milley is President and Chairman of the Board of Directors, 4,293 shares held by Cadmus Corporation, of which Mr. Milley is President and a director, 803 shares held by Milley Management, Inc., of which Mr. Milley is President, sole director and majority stockholder, and 237 shares held by Winchester National, Inc., of which Mr. Milley is a director and executive officer; and (ii) 1,000 shares of common stock awarded in 2009 that have not yet been issued. An aggregate of 4,029 shares of Common Stock held directly by Mr. Milley, Cadmus Corporation, Winchester National and Milley Management have been pledged to ELXSI Corp., of which Mr. Milley is President, Chief Executive Officer and Chairman of the Board.

INFORMATION STATEMENT COSTS

The expenses of preparing and mailing this Information Statement and all documents that now accompany or may hereafter supplement it will be borne by us. We will reimburse brokers and other persons holding stock in their names or the names of nominees for their expenses incurred in forwarding this Information Statement to the beneficial owners of such shares.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written request to Medite Cancer Diagnostics, Inc., 4203 SW 34th St., Orlando, Florida 32811, Attention: Michaela Ott. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

By Order of the Board of Directors

Date: January 8, 2016	/s/ Michaela Ott
Michaela Ott
Chief Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

MEDITE CANCER DIAGNOSTICS, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Medite Cancer Diagnostics, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

1.          The Board of Directors of the Corporation (the “Board”), acting by Unanimous Written Consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL”) adopted a resolution authorizing the Corporation to decrease the number of shares of the common stock, $.001 par value per share (the “Common Stock”) that the Corporation is authorized to issue from 3,500,000,000 to 35,000,000 and to file this Certificate of Amendment:

Article FOURTH of the Certificate of Incorporation shall be amended by deleting Section 4.1 in its entirety and submitting therefor the following:

“Section 4.1. The total number of shares of stock which the Corporation is authorized to issue is Forty Five Million (45,000,000) shares, comprised of Thirty Five Million (35,000,000) shares of common stock, par value $0.001 per share, and Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share.”

2.          That in lieu of a meeting and vote of stockholders, the holders of a majority in interest of record of the issued and outstanding shares of Common Stock have given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.

3.          That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, Medite Cancer Diagnostics, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this ____ day of ________, 20__.

MEDITE CANCER DIAGNOSTICS, INC.

By:
Name:
Title: